UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 12, 2013

H&R BLOCK, INC.

(Exact name of registrant as specified in charter)

Missouri	1-6089	44-0607856
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One H&R Block Way,

Kansas City, MO 64105

(Address of Principal Executive Offices) (Zip Code)

(816) 854-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendments to the Amended and Restated Articles of Incorporation of H&R Block, Inc.

As described in Item 5.07 of this Current Report on Form 8-K, on September 12, 2013, at the 2013 annual meeting of shareholders of H&R Block, Inc. (the “Company”), the Company’s shareholders, upon the recommendation of the Company’s Board of Directors (the “Board”), approved and adopted certain amendments to the Amended and Restated Articles of Incorporation of the Company (the “Articles,” and, as so amended, the “Amended Articles”). The Board previously approved and adopted the Amended Articles, subject to shareholder approval. The Company filed the Amended Articles with the Missouri Secretary of State on September 12, 2013. The Amended Articles became effective upon filing.

Article Six, Section B was amended to remove the director term limit provision. This amendment will allow the Board to nominate, and shareholders to elect, directors beyond twelve years from the date which the individual was first elected as a director of the Company.

Article Seventeen was added to incorporate a director exculpation provision, which is consistent with the statutory standard set forth in Section 351.055.2(3) of The General and Business Corporation Law of Missouri. This amendment protects the Company’s directors against personal liability to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty, however it does not eliminate the directors’ fiduciary duties. The amendment will not change directors’ liability for breaches of their duty of loyalty to the Company and its shareholders, for acts or omissions not in subjective good faith or which involve intentional misconduct or a knowing violation of law, for transactions from which a director derives an improper personal benefit, or for unlawful dividends under applicable Missouri law.

The foregoing description of the amendments to the Articles is qualified in its entirety by reference to the full text of the Amended Articles, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Amendments to the Amended and Restated Bylaws of H&R Block, Inc.

On September 12, 2013, in connection with the aforementioned approval of certain amendments to the Articles, the Board adopted an amendment to the Amended and Restated Bylaws of the Company (as so amended, the “Bylaws”), effective immediately upon adoption, to supersede and replace the existing bylaws of the Company. Section 15(a)(i) was amended to remove the director term limit provision.

The foregoing description of the amendment to the Company’s bylaws is qualified in its entirety by reference to the full text of the Bylaws of the Company, a copy of which is filed as Exhibit 3.2 hereto and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)	The 2013 annual meeting of shareholders of the Company was held on September 12, 2013.

(b)	The final voting results of the proposals submitted to a vote of the Company’s shareholders at the annual meeting are set forth below.

1)	Each of the following nominees for director was elected to serve until the next annual meeting of shareholders or until a respective successor is elected and qualified:

Director Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Paul J. Brown	203,835,062	3,118,991	436,340	23,116,744
William C. Cobb	206,579,322	400,389	410,682	23,116,744
Marvin R. Ellison	203,688,775	3,251,377	450,241	23,116,744
Robert A. Gerard	203,791,004	3,167,545	431,844	23,116,744
David Baker Lewis	203,782,229	3,178,473	429,691	23,116,744
Victoria J. Reich	203,841,780	3,124,748	423,865	23,116,744
Bruce C. Rohde	203,797,272	3,170,065	423,056	23,116,744
Tom D. Seip	199,797,150	7,171,933	421,310	23,116,744
Christianna Wood	203,798,591	3,172,633	419,169	23,116,744
James F. Wright	203,837,111	3,128,413	424,869	23,116,744

2)	The proposal for the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2014 was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
229,460,546	422,958	623,633	0

3)	The advisory proposal on the Company’s named executive officer compensation was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
199,296,421	5,794,780	2,299,192	23,116,744

4)	The proposal for the approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to provide for exculpation of directors was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
201,794,444	4,355,091	1,240,858	23,116,744

5)	The proposal for the approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to eliminate director term limits was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
198,085,222	8,190,678	1,114,493	23,116,744

6)	The shareholder proposal concerning pro-rata vesting of equity awards was not approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
57,111,096	149,393,993	885,304	23,116,744

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation of H&R Block, Inc.

3.2	Amended and Restated Bylaws of H&R Block, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date: September 16, 2013	By:	/s/ Scott W. Andreasen
Scott W. Andreasen
Vice President and Secretary

EXHIBIT INDEX

3.1	Amended and Restated Articles of Incorporation of H&R Block, Inc.

3.2	Amended and Restated Bylaws of H&R Block, Inc.